                                                                  EXHIBIT 23

                   Consent of Independent Public Accountants



To the Board of Directors and Management of Sara Lee Corporation:


As independent public accountants, we hereby consent to the incorporation of our reports dated July 31, 1995, included in this Form 10-K, into the Corporation's previously filed Form S-8 registration statement Nos. 33-35760 and the first and second amendments thereto, 33-57615, 33-60837, and Form S-3 registration statement No. 33-60071.

                                         /s/ Arthur Andersen LLP

Chicago, Illinois,
September 29, 1995.